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                                                                     Exhibit 5.2

                            Evergreen Holdings, Inc.
                              3850 Three Mile Lane
                         McMinnville, Oregon 97128-9496

                                October 10, 2003

Evergreen Holdings, Inc.
3850 Three Mile Lane
McMinnville, Oregon 97128-9496

     Re: Evergreen Holdings, Inc., Evergreen International Aviation, Inc., and the other entities listed on Schedule I - Registration Statement on Form S-4


Ladies and Gentlemen:

     I am acting as counsel for Evergreen International Aviation, Inc., an Oregon corporation (the "Company"), and each of the entities listed on Schedule I hereto (collectively, the "Guarantors"), and in such capacity have acted as counsel to the Company and each of the Guarantors in connection with the public offering of $215,000,000 aggregate principal amount of the Company's 12% Senior Second Secured Notes due 2010 (the "Exchange Notes"). The Indenture dated as of May 16, 2003 (the "Indenture"), between the Company, the Guarantors and Bank One, N.A., as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 12% Senior Second Secured Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of May 16, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In rendering the opinions set forth herein, I have examined originals or copies of the following:

     (i) the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission

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             (the "Commission") on October 10, 2003 under the Act (the
             "Registration Statement");

     (ii)    an executed copy of the Registration Rights Agreement;

     (iii) an executed copy of the Indenture including the terms and provisions of the Guarantees;

     (iv) the Articles of Incorporation of the Company, as amended and as certified by the Secretary of State of the State of Oregon;

     (v) the Articles of Incorporation of Evergreen Air Center, Inc., as certified by the Secretary of State of the State of Oregon;

     (vi) the Articles of Incorporation of Evergreen Aircraft Sales and Leasing Co., as amended and as certified by the Secretary of State of the State of Oregon;

     (vii) the Articles of Incorporation of Evergreen Equity, Inc., as certified by the Secretary of State of the State of Nevada;

     (viii) the Restated Certificate of Incorporation of Evergreen Helicopters of Alaska, Inc., as certified by the Department of Commerce of the State of Alaska;

     (ix) the Restated Articles of Incorporation of Evergreen Helicopters, Inc., as certified by the Secretary of State of the State of Oregon;

     (x) the Articles of Incorporation of Evergreen Helicopters International, Inc., as certified by the Secretary of State of the State of Texas;

     (xi) Articles of Incorporation of Evergreen Holdings, Inc., as amended and as certified by the Secretary of State of the State of Oregon;

     (xii) Articles of Incorporation of Evergreen Airlines, Inc., as amended and as certified by the Secretary of State of the State of Oregon;

     (xiii) Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among Wilmington Trust Company, 747, Inc., Delford M. Smith and the Company, as amended by the Amendment to the Second Amended and Restated Trust Agreement, dated as of May 8, 2003, by and among Wilmington Trust Company, Delford M. Smith and the Company;

     (xiv) the Amended and Restated By-Laws of each of the Guarantors other than Sys-tems LogistiX, Inc. ("Sys-tems") and Evergreen Aviation Ground Logistics Enterprises, Inc. (together with

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             Sys-tems, the "Delaware Corporate Guarantors") and the 1986 Trust
             (as defined herein), as currently in effect;

     (xv) certain resolutions adopted by the Board of Directors of each of the Guarantors other than the Delaware Corporate Guarantors and other than the 1986 Trust relating to the Exchange Offer, the Indenture, the issuance of the Guarantees by the Guarantors other than the Delaware Corporate Guarantors and related matters; and

     (xvi)   the form of the Exchange Notes.

     I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Guarantors other than the Delaware Corporate Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in the opinion below, the validity and binding effect on such parties. I have also assumed that each of the Delaware Corporate Guarantors, has been duly organized and is validly existing in good standing under the laws of the State of Delaware and that each of the Guarantors other than the Delaware Corporate Guarantors has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Exchange Notes, the Guarantees, the Registration Rights Agreement and the Indenture. In addition, I have assumed that the execution and delivery by the Company and the Guarantors of the Indenture, the Exchange Notes and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or their properties are subject. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

     The opinions set forth herein are limited to Oregon corporate law, Texas corporate law, Nevada corporate law and Alaska corporate law that, in each case, are

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normally applicable to securities of the type covered by the Registration
Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The opinion set forth in paragraph 1 below with respect to the valid existence and good standing of the Company and each of the Guarantors, other than the Delaware Corporate Guarantors, is based solely upon certificates issued by the Secretary of State or other appropriate official of the respective jurisdictions of organization.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. The Company and each of Guarantors other than the Delaware Corporate Guarantors has the power and authority, corporate or other, to execute and deliver the Exchange Notes and the Guarantees and to consummate the transactions contemplated thereby.

          2. Each of the Exchange Notes and the Guarantees has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto other than the Delaware Corporate Guarantors and is a valid and binding agreement of the Company and each of the Guarantors party thereto other than the Delaware Corporate Guarantors.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Gwenna R. Wootress
                                            ------------------------
                                            Gwenna R. Wootress

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                                   SCHEDULE I

                                   GUARANTORS

Evergreen Air Center, Inc.

Evergreen Aircraft Sales & Leasing Co.

Evergreen Aviation Ground Logistics Enterprises, Inc.

Evergreen Equity Inc.

Evergreen Helicopters of Alaska, Inc.

Evergreen Helicopters, Inc.

Evergreen Helicopters International, Inc.

Evergreen Holdings, Inc.

Evergreen International Airlines, Inc.

Sys-tems LogistiX, Inc.

Trust created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, as amended on May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc., as successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, as beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee.(the "1986 Trust")

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